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                                                                EXHIBIT 35

                              THE LOEWEN GROUP INC.

                            EMPLOYEE STOCK BONUS PLAN
                         (AS AMENDED AS AT APRIL 7, 1995)


1.  PURPOSE AND EFFECTIVE DATE

1.1 PURPOSE. The purpose of the Plan is to enhance the sense of commitment and community among the Employees of the Company and to foster the interest of such Employees in the growth and development of the Company by providing such Employees, through the grant of Common shares in TLGI, with a proprietary interest in the Company and a real sense of ownership and by means of the foregoing to advance the interests of the Company.

1.2 EFFECTIVE DATE.  The Plan shall be effective as of September 1, 1993.


2.  DEFINITION AND INTERPRETATION

2.1 DEFINITIONS. In the Plan, unless the context otherwise requires, the following terms shall have the following meanings:

    "Board of Directors" means the Board of Directors of TLGI;

    "Committee" means the committee appointed by the Board of Directors pursuant to Section 3.1 of the Plan;

    "Company" means TLGI and its Subsidiaries;

    "Employee" means, at a relevant date:

         (a) a regular full time employee (including officer) of TLGI or a Subsidiary who has been so employed for at least 90 consecutive days as at that date;

         (b) a regular part time employee (including officer) of TLGI or a Subsidiary who has been so employed for at least 90 consecutive days as at that date, is not employed by any company or person other than TLGI or a Subsidiary, works an average of 20 hours per week and is entitled to substantially all of the benefits of a regular full time employee;

         (c) a part time or on-call employee of TLGI or a Subsidiary who as at that date has been so employed for at least 5 years, works an average of 5 hours per week or 260 hours per year and who the Committee determines has made a contribution to the Company; and


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         (d)  an employee of TLGI or a Subsidiary who as at that date is paid on a commission basis, is meeting his or her sales and income requirements and is entitled to substantially all of the benefits of a regular full time employee;

and for the purpose of the Plan:

         (e) the average of 5 hours per week or 20 hours per week shall be determined as follows:

             (i) if the employee has been employed for 12 months or more, then averaged over a period of 12 months preceding the relevant date;

            (ii) if the employee has been employed less than 12 months preceding the relevant date, then averaged over such period of employment; or

           (iii)   on such other basis as the Committee may determine;

         (f) employed for consecutive days shall mean employment without any termination or leave of absence, except for a leave of absence approved by the employer which is less than 6 consecutive months in duration;

         (g) there shall be taken into account employment with a company or person before that company became a Subsidiary or before that company's or person's funeral service or related assets were acquired by TLGI or a Subsidiary; and

         (h) "Employee" shall not include an employee of another company or person who is on temporary loan to TLGI or a Subsidiary, a short term temporary employee, a probationary employee, a director of TLGI or a Subsidiary unless such director is otherwise eligible as an Employee and such other persons or class of persons as may be excluded from participation from time to time by the Committee;

    "Participant" means an Employee who has delivered an acknowledgment in accordance with Section 4.3 of the Plan;

    "Plan" means the employee stock bonus plan described herein;

    "Plan Administrator" means the person or persons designated from time to time by the Committee pursuant to Section 3.2 of the Plan as being responsible for maintaining records in connection with the Plan;


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    "Plan Agent" means the person or persons from time to time appointed by the
    Board of Directors to act as plan agent for the Plan;

    "Shares" means Common shares of TLGI;

    "Subsidiaries" means any corporations which are direct or indirect subsidiaries of TLGI; and

    "TLGI" means The Loewen Group Inc., a company incorporated under the laws of the Province of British Columbia and any successor company.

2.2 ARTICLES, SECTIONS AND HEADINGS. The division of the Plan into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the Plan.

2.3 EXTENDED MEANINGS. Where the context so requires, words importing the singular include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

2.4 APPLICABLE LAW. The Plan shall be governed by and construed in accordance with the laws of the Province of British Columbia.


3.  ADMINISTRATION OF THE PLAN

3.1 COMMITTEE. The Plan will be administered by a specifically designated Committee of the Board of Directors. The Committee shall consist of such two or more directors of TLGI as the Board of Directors may designate from time to time. The Committee is authorized to interpret and construe the Plan, including but not limited to adjudicating as to and rectifying inconsistencies and omissions, and may from time to time make, amend and rescind rules and regulations for carrying out the Plan. The Committee may in its absolute discretion, if it determines that there is hardship or other good cause, grant relief from the literal provisions of the Plan, but no such grant of relief shall constitute a precedent in any other circumstance. Any such interpretation or construction of any provision of the Plan or grant of relief shall be final and conclusive. All administrative costs of the Plan shall be paid by TLGI. No member of the Committee shall be liable for any action or inaction or determination made in good faith with respect to the Plan or any Shares granted under it.

3.2 PLAN ADMINISTRATOR. The Committee may appoint a person or persons from time to time, called a Plan Administrator, to maintain records in connection with the Plan.


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4.  PARTICIPATION

4.1 INITIAL ISSUANCE. TLGI will, subject to Section 4.3, issue on the date determined by the Committee (the "Initial Issuance Date"), 5 Shares for each person who is an Employee as of June 30, 1993 and has not ceased to be an Employee as of the Initial Issuance Date, for services performed by that person. The 5 Shares may be issued either (a) directly to and in the name of each Employee or (b) in the name of the Plan Agent and held by the Plan Agent as nominee for each such person, as the Committee may determine in its sole discretion.

4.2 FUTURE ISSUANCES. TLGI will, subject to Section 4.3, issue, on dates from time to time determined by the Committee (each such date being at approximately three month intervals or such other intervals as the Committee may select) 5 Shares for each person (other than a person who has, in the past, received 5 Shares pursuant to Section 4.1 or this Section 4.2), who qualifies as an Employee after June 30, 1993 and has not ceased to be an Employee as of the relevant issuance date, for services performed by that person. The 5 Shares may be issued either (a) directly to and in the name of each Employee or (b) in the name of the Plan Agent and held by the Plan Agent as nominee for each such person as the Committee may determine in its sole discretion.

4.3 ACKNOWLEDGMENT.  An Employee who has qualified pursuant to Section 4.1 or
4.2 must, as a condition to the issuance of the 5 Shares relating to such person, deliver to the Plan Administrator prior to the date of issue of that Employee's 5 Shares a completed form of acknowledgment substantially in the form attached hereto as Schedule A or in such other form as the Committee may approve, expressing the agreement of such Employee to the terms and conditions of the Plan as it may be amended from time to time. An Employee delivering such acknowledgment shall be a Participant in the Plan.

4.4 ONE TIME ENTITLEMENT. Unless the Committee otherwise determines, any one person's entitlement under the Plan is limited to one grant of 5 Shares.


5.  SPECIFIC PROVISIONS AFFECTING SHARES

5.1 HOLD PERIOD. A Participant may not sell, assign, mortgage, pledge or otherwise dispose of that Participant's 5 Shares while that Participant is an Employee. If that Participant ceases to be an Employee for any reason (including death) then that Participant or that Participant's personal representative may not sell, assign, mortgage, pledge or otherwise dispose of that Participant's 5 Shares unless and until 3 years have elapsed since the date of issuance of such 5 Shares.

5.2 PLAN AGENT AS HOLDER. At the sole discretion of the Committee, a certificate representing the 5 Shares awarded to a Participant may be issued directly to and in the name of such Participant or may be issued in the name of the Plan Agent and held by the Plan Agent as nominee for such Employee. If the Plan Agent so acts, the Plan Agent will continue to be the


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registered holder of 5 Shares on behalf of a Participant during the relevant hold period described in Section 5.1 and thereafter until that Participant makes a written request to the Plan Administrator that a share certificate for that Participant's 5 Shares be issued to that Participant or that Participant's order, and TLGI has issued such share certificate. A Participant shall be solely responsible for the sale or other disposition of that Participant's 5 Shares including compliance with all relevant securities laws and conditions imposed by relevant stock exchanges and quotation systems, provided that nothing herein contained shall preclude a Participant from participating, if eligible, in any plan that TLGI may establish for the purchase of Shares from shareholders.

5.3 DIVIDENDS AND DISTRIBUTIONS. Any dividends (cash, stock or in specie) declared on each Participant's 5 Shares and any other distributions (including any warrants, options or rights) with respect to such Shares shall be paid or delivered by TLGI to either (a) the respective Participants entitled thereto or
(b) the Plan Agent, as the Committee may determine in its sole discretion. If such dividends or other distributions are paid or delivered to the Plan Agent, then the Plan Agent shall hold such dividends or other distributions for the benefit of the Participants entitled thereto, without interest or other return to such Participants on such dividends or other distributions held, during the relevant hold period described in Section 5.1 and thereafter, subject to the following sentence. If a Participant requests a certificate for that Participant's 5 Shares pursuant to Section 5.2, the Plan Agent shall pay or deliver the aggregate dividends or other distributions held for that Participant to that Participant or that Participant's order, less any withholding taxes. TLGI shall be entitled to earn interest, commissions, fees or other returns on all dividends or other distributions held by the Plan Agent. Nothing herein contained shall preclude a Participant from participating, if eligible, in a plan that TLGI may establish for dividend reinvestment and/or share purchases. Any warrants, options or rights with respect to the Shares may in the sole discretion of the Committee be delivered to the Participants for exercise or be allowed to lapse (if the Committee determines that there is negligible value to the warrants, options or rights) or be sold by the Plan Agent on behalf of the Participants, and the proceeds of any such sale shall be proportionately credited to each Participant.

5.4 VOTING. Shares held directly by a Participant will be voted by such Participant. Shares held by the Plan Agent under the Plan will be voted by the Plan Agent in accordance with the directions, if any, of the respective Participants and in the absence of a direction will be voted for any proposals or resolutions proposed by management of TLGI.

5.5 REPRESENTATIVE CERTIFICATE. In the event that the Plan Agent holds Shares on behalf of a Participant, the Plan Administrator may, but shall not be obligated to, issue or cause to be issued to a Participant a representative certificate confirming the entitlement of that Participant to the beneficial interest in that Participant's 5 Shares held in the name of the Plan Agent.

5.6 PROTECTION AGAINST DILUTION.  The Committee will adjust the number of
Shares covered by the Plan in a manner which it considers equitable to reflect any change in the capitalization of TLGI including, but not limited to, such changes as stock dividends, consolidations and subdivisions of shares or changes resulting from an amalgamation of


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TLGI with one or more corporations.  No fractional shares or rights to acquire a fractional share will be created as a result of an adjustment made pursuant to this section.

6.  MAXIMUM NUMBER OF SHARES

6.1 LIMITATIONS. The number of Shares that may be issued under the Plan is limited as follows:

         (a) the aggregate number of Shares to be issued pursuant to the Plan shall not exceed 50,000 Shares;

         (b) the aggregate number of Shares issued shall not exceed 1% of the total issued and outstanding Shares on an annual basis; and

         (c) Shares issued to insiders of TLGI (as defined in the Securities Act (British Columbia)) shall not exceed 0.5% of the total issued and outstanding Shares on an annual basis;

subject to any change to such limitations as determined by the Committee and as required and approved by relevant regulatory authorities, stock exchanges, quotation systems and, where required, the shareholders of TLGI.


7.  EMPLOYMENT

7.1 NO ENTITLEMENT. The Plan is a voluntary plan on the part of the Company and shall not constitute consideration for or an inducement to or condition of the employment of any Employee. Nothing contained in the Plan shall confer upon any Employee any right with respect to employment or continuance of employment with TLGI or any Subsidiary or interfere in any way with the right of TLGI or any Subsidiary to terminate an Employee's employment at any time. The Plan does not give any Employee or any beneficiary of an Employee any right or claim to any benefit except to the extent provided for in the Plan.


8.  SECURITIES REGULATION AND TAX COMPLIANCE

8.1 SECURITIES COMPLIANCE. Where necessary to effect exemption from registration or distribution or to effect qualification of the Shares under securities laws or policies applicable to the Shares, the Board of Directors or the Committee may take such action or require such action or agreement by any Employee as may from time to time be necessary to comply with such applicable securities laws and policies. Such action may include but is not limited to (a) requiring a Participant to acquire Shares with investment intent and not with a view to their distribution, and to present to the Board of Directors or the Committee an undertaking to that effect in a form acceptable to the Board of Directors or the Committee, as the case may be, (b) the legending of certificates issued pursuant to the Plan, (c) requiring of an opinion of counsel for a transferor or transferee with respect to the


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legality of the transfer of Shares issued pursuant to the Plan and (d) the establishment of other or different custody arrangements whereby Shares issued pursuant to the Plan will be held by a custodian designated by the Board of Directors or the Committee pursuant to a custodian arrangement for the benefit of Participants. This Section 8.1 shall in no way obligate the Company to undertake the registration or qualification of any Shares under any securities laws applicable to the securities of the Company. The Committee may decline to issue some or all of the Shares pursuant to the Plan unless the Shares to be issued hereunder are qualified under appropriate securities laws, or the issuance of the Shares hereunder is exempt therefrom in the opinion of the Committee, upon advice of counsel to the Company.

8.2 SECTION 16 COMPLIANCE. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. If any provision of the Plan or action by the Plan Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan Administrator.

8.3 TAX AND OTHER COMPLIANCE. The Participant shall be solely responsible for reporting and paying all taxes, duties and imposts relating to the Shares including but not limited to reporting on such Participant's income tax return and paying tax on the value of the Shares on issuance, tax on dividends and other distributions and tax on the sale or other disposition of the Shares. The Company may make withholdings from salary or other sums payable to Participants on account of taxes, duties and imposts relating to the Shares, dividends or other distributions.

8.4 DELAYING CERTIFICATES. Issuance, transfer or delivery of certificates for Shares issued or to be issued pursuant to the Plan may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of securities, income tax and other laws and the rules, regulations and policies of stock exchanges and quotation systems have been met.


9.  AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

9.1 BOARD OR COMMITTEE MAY AMEND, SUSPEND OR TERMINATE. The Board of Directors or the Committee may amend, suspend or terminate the Plan, in whole or in part, if and when it is advisable in the absolute discretion of the Board of Directors or the Committee (including but not limited to amendment, suspension or termination of the Plan due to regulatory requirements) and to provide for the consequences thereof (including but not limited to the consequences that Employees will have no entitlement or further entitlement under this Plan upon amendment, suspension or termination); provided, however, that the Plan may not be amended more than once every six months, except to comply with changes to the U.S. Internal Revenue Code or the U.S. Employee Retirement Income Security Act of 1974. In particular and without limitation, the Board of Directors or the Committee may determine that share certificates for the Shares shall be issued to Participants or that


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dividends or other distributions will be paid or delivered to Participants before the expiration of the relevant hold period in Section 5.1 or without a written request pursuant to Section 8.1. The provisions of the Plan are subject to and shall be read as incorporating all laws, rules, regulations and policies as may from time to time be applicable thereto, including but not limited to rules, regulations and policies of any stock exchange or quotation system. Any amendment of the Plan is subject to regulatory approval in accordance with such laws, rules, regulations and policies and, where required thereunder, the approval of the shareholders of TLGI.


10. FUTURE VALUE

10.1 NO REPRESENTATION. The Participants by participating in the Plan shall be deemed to have accepted all risks associated with acquiring Shares pursuant to the Plan. The Company, the Board of Directors, the Committee, the Plan Administrator(s) and the Plan Agent make no representation, warranty or guarantee as to the future value of the Shares and shall not be liable to any Employee for any loss resulting from a decline, or failure to increase, in the market value of the Shares issued with respect to that Employee under the Plan or as a result of the amendment, suspension or termination of the Plan.


11. NON-ASSIGNABILITY OF RIGHTS

11.1 NO ASSIGNMENT. No right of an Employee under the Plan is capable of being sold, assigned, mortgaged, pledged or otherwise disposed of, in whole or in part.


12. NECESSARY APPROVALS

12.1 CESSATION OF PLAN. The obligation of TLGI to issue and deliver any Shares in accordance with the Plan is subject to any necessary approval of any regulatory authority having jurisdiction over the securities of TLGI. If any Shares cannot be issued to or for the benefit of a Participant for any reason whatsoever, the obligation of TLGI, if any, to issue such Shares shall terminate without further liability.


13. SEVERABILITY

13.1 SEVERABILITY. Each provision of the Plan shall be severable, and the invalidity, illegality or unenforceability of any provision will not affect or impair the validity, legality and enforceability of any other provisions of the Plan.


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14. NOTICE AND DELIVERY

14.1 ADDRESS OF PARTICIPANT. Any notice, document, certificate or other form of communication may be delivered to a Participant to the address for such Participant shown from time to time in the Plan Administrator's records.


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                                      SCHEDULE A

              to the Employee Stock Bonus Plan of The Loewen Group Inc.


TO: The Loewen Group Inc.
    4126 Norland Avenue
    Burnaby, British Columbia
    V5G 3S8
    Attention:       Plan Administrator
             Employee Stock Bonus Plan


The undersigned hereby elects to participate in The Loewen Group Inc. Employee Stock Bonus Plan (the "Plan") and agrees to all of the terms and conditions of the Plan as it may be amended from time to time. The undersigned accordingly hereby subscribes for 5 Common shares (the "Shares") of The Loewen Group Inc. (" TLGI").

The undersigned will be the owner of the Shares. The undersigned acknowledges that for administrative purposes, his or her Shares may be held by the Plan Agent under the Plan and issued in the name of the Plan Agent as the representative of the undersigned.

THE FOLLOWING IS A SUMMARY OF SOME OF THE TERMS AND CONDITIONS OF THE PLAN BUT THE UNDERSIGNED AGREES THAT THE FULL TEXT OF ALL OF THE TERMS AND CONDITIONS OF THE PLAN, AS IT MAY BE AMENDED FROM TIME TO TIME, SHALL GOVERN.

1. The undersigned will not sell, pledge or otherwise dispose of the Shares during the undersigned's employment with TLGI or a Subsidiary of TLGI (as defined in the Plan). If such employment ceases for any reason, the undersigned will not sell, pledge or otherwise dispose of the Shares unless and until 3 years have elapsed from the date the Shares were issued to the undersigned. When the undersigned is permitted to sell the Shares, the sale or other disposition of the Shares will be the sole responsibility of the undersigned.

2. The undersigned agrees that all dividends and distributions on the Shares may, if the Committee appointed under the Plan so decides, be held by the Plan Agent without interest or other income payable to the undersigned and that TLGI may earn interest, commission, fees or other income on such dividends and distributions.

3. The undersigned acknowledges and agrees that the value of the Shares on issuance, the dividends and other distributions and the proceeds of the sale of the Shares are taxable to the undersigned, that the undersigned will be responsible for all reporting and payment of taxes and that TLGI or the undersigned's employer may make withholdings from salary or other amounts payable to the undersigned on account of taxes.

4. The undersigned accepts all risks associated with acquiring the Shares and agrees that there is no guarantee as to the future value of the Shares and that TLGI and its directors, the undersigned's employer, and the Committee, the Plan Administrator(s) and the Plan Agent under the Plan are not liable for any loss.


The undersigned's full name and address are as follows:



Name



Number and Street



City etc.
                                     -------------------------------------------
                                  Signature


                                     -------------------------------------------
                                  Date


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